UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2011 (December 31, 2010)

VIRTUAL MEDICAL INTERNATIONAL, INC.
formerly QE Brushes, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53941
(Commission File No.)

469 St. Pierre Rd.
Los Angeles, CA 90077
(Address of principal executive offices and Zip Code)

310-346-6020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2010, we entered into an agreement with Entertainment Arts Research, Inc., a Nevada corporation, (“EARI”) wherein EARI agreed that:

1.           EARI will not sell any of the 7,000,000 share of common stock and 2,000,000 shares of preferred stock it owns for a period of four years from December 31, 2010 unless we grant permission to EARI to do so.

2.           At the conclusion of the foregoing period EARI may sell its shares of common stock and preferred stock, provided such sale comply with applicable state and federal laws.

3.           The foregoing only applies to the shares of common and preferred stock referred to above, and shall not apply to any shares of our common stock acquired by EARI in the after-market.

ITEM 9.01                   EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

10.1	Agreement with Entertainment Arts Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of January 2010.

VIRTUAL MEDICAL INTERNATIONAL, INC.
(the "Registrant")

BY:	MARC SALLS
Marc Salls
President